UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 26, 2007 (February 21, 2007)

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Newcastle Investment Corp.
(Exact Name of Registrant as Specified in Charter)

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Maryland	001-31458	81-0559116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, New York, NY		10105
(Address of Principal Executive Offices)		Zip Code)
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(212) 798-6100
Registrant’s telephone number, including area code
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Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2007, Kenneth M. Riis was appointed Chief Executive Officer and a director of Newcastle Investment Corp. by the company’s board of directors, effective immediately. Mr. Riis will replace Wesley R. Edens, who resigned as Chief Executive Officer of Newcastle Investment Corp. but remains as the Chairman of the company’s board of directors.

Since January 1, 2006, there have been no transactions, and there are no currently proposed transactions, to which Newcastle Investment Corp. or any of its subsidiaries was or is to be a party in which Mr. Riis had, or will have, a direct or indirect material interest.

Mr. Riis, age 47, has been the President of Newcastle Investment Corp. since its inception in 2002 and a Managing Director of its manager, an affiliate of Fortress Investment Group LLC, since December 2001. Mr. Riis is also an officer of certain subsidiaries and affiliates of Newcastle Investment Corp. From November 1996 to December 2001, Mr. Riis was an independent consultant for the manager of Newcastle Investment Corp. as well as other financial companies. From 1989 to 1996, Mr. Riis was a Principal and Managing Director of the real estate finance group at Donaldson, Lufkin & Jenrette.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Newcastle Investment Corp.
(Registrant)

Date: February 26, 2007	By:	/s/ Debra A. Hess
Name: Debra A. Hess
Title: Chief Financial Officer